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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Advantica Restaurant Group, Inc. (formerly Flagstar Companies, Inc.) on Form S-8 of our report dated February 20, 1998, appearing in the Annual Report on Form 10-K of Advantica Restaurant Group, Inc., for the year ended December 31, 1997.


DELOITTE & TOUCHE LLP

Greenville, South Carolina
June 30, 1998